Exhibit 99.2

Philip Morris International Inc.

Glossary of Key Terms, Definitions
and Explanatory Notes; and

Select Financial Information and Reconciliations of
Non-GAAP Financial Measures

2025 Full Year and Fourth-Quarter Results
February 6, 2026

Glossary of Key Terms, Definitions
and Explanatory Notes

General
•"PMI" refers to Philip Morris International Inc. and its subsidiaries. Trademarks and service marks that are the registered property of, or licensed by, the subsidiaries of PMI, are italicized.
•Comparisons are made to the same prior-year period unless otherwise stated.
•References to total industry and PMI market share performance reflect cigarettes and heated tobacco units, unless otherwise stated.
•Illicit products are products resulting from any practice or conduct prohibited by law relating to the production, shipment, receipt, possession, distribution, sale, or purchase of goods, including any practice or conduct intended to facilitate such activity.
•As of the first quarter of 2022, total industry volume, PMI in-market sales volume and PMI market share for the following geographies include the cigarillo category in Japan: the total international market, EA, AU & PMI GTR Region, and Japanese domestic market.
•References to total international market, defined as worldwide cigarette and heated tobacco unit volume excluding the U.S., total industry (or total market) and market shares are PMI estimates for tax-paid and Global Travel Retail products based on data from a number of internal and external sources and may, in defined instances, exclude the People's Republic of China. Past reported periods may be updated to ensure comparability and to incorporate the most current information for industry and market share reporting.
•"Combustible tobacco products" is the term PMI uses to refer to cigarettes and other tobacco products that are combusted.
•In-market sales or "IMS" is defined as sales to the trade channels, which serve the end legal age nicotine users. Depending on the market and distribution model, IMS may represent an estimate. Consequently, past reported periods may be updated to ensure comparability and to incorporate the most current information.
•From time to time, PMI’s shipment volumes and IMS are subject to the impact of distributor inventory movements (or wholesaler inventory movements in certain markets where PMI does not sell to distributors), and estimated total industry/market volumes are subject to the impact of inventory movements in various trade channels that include estimated trade inventory movements of PMI’s competitors arising from market-specific factors that significantly distort reported volume disclosures. Such factors may include changes to the manufacturing supply chain, shipment methods, consumer demand, timing of excise tax increases or other influences that may affect the timing of sales to customers. In such instances, in addition to reviewing PMI shipment volumes, IMS, certain estimated total industry/market volumes and estimated market share on a reported basis, management reviews these measures on an adjusted basis that excludes the impact of distributor and/or estimated trade inventory movements. Management also believes that disclosing PMI's shipment volumes, IMS, estimated total industry/market volumes and estimated market share in such circumstances on a basis that excludes the impact of distributor and/or estimated trade inventory movements, improves the comparability of performance and trends for these measures over different reporting periods.
•Consumer offtake or offtake is the term PMI uses to refer to an approximation of purchases by consumers based on various market specific sources (e.g., Nielsen).
•"Total shipment volume" is defined as the combined total of cigarette, heated tobacco, oral smoke-free products (excluding snuff, snuff leaf and U.S. chew) and
e-vapor shipment volume in equivalent units, unless otherwise stated.
•"SSEA, CIS & MEA" stands for South & Southeast Asia, Commonwealth of Independent States, and Middle East & Africa.
•"EA, AU & PMI GTR" stands for East Asia, Australia and PMI Global Travel Retail.
•2025 volumes of nicotine pouches from U.S. based Global Travel Retail locations are recorded in Americas segment, financial impact is recorded in EA, AU & PMI GTR segment. No meaningful U.S. travel retail volumes in prior year.
•Following the sale of Vectura Group Ltd. on December 31, 2024, we updated our segment reporting in January 2025 by including the ongoing Wellness segment results (previously referred to as Wellness & Healthcare) in the Europe segment. In addition, PMI renamed its "PMI Duty Free" business to "PMI Global Travel

Retail" effective in the first quarter of 2025. As a result of this change, our segment that includes our duty free business was renamed East Asia, Australia & PMI Global Travel Retail (“EA, AU & PMI GTR”). As of the first quarter of 2025, PMI began reporting on this basis.
•Following the deconsolidation of PMI's Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH) on March 22, 2019, PMI continues to report the volume and corresponding royalty revenues of brands sold by RBH for which other PMI subsidiaries are the trademark owner. These include Next, TEREA and VEEV. The volume and corresponding royalty revenues for these brands sold by RBH were not material to PMI for all periods presented.
•Within the tables and schedules presented throughout this earnings release, certain columns and rows may not add due to the use of rounded numbers for disclosure purposes.
Financial
•"Cost of sales" consists principally of: tobacco leaf, non-tobacco raw materials, labor and manufacturing costs; shipping and handling costs; and the cost of devices produced by third-party electronics manufacturing service providers. Estimated costs associated with device warranty programs are generally provided for in cost of sales in the period the related revenues are recognized.
•"Marketing, administration and research costs" include the costs of marketing and selling our products, other costs generally not related to the manufacture of our products (including general corporate expenses), and costs incurred to develop new products. The most significant components of our marketing, administration and research costs are marketing and sales expenses and general and administrative expenses.
•"Cost/Other" in the Consolidated Financial Summary table of total PMI and the four segments of this release reflects the currency and acquisition/divestiture-neutral variances of: cost of sales (excluding the volume/mix cost component); marketing, administration and research costs (including restructuring costs); and amortization and impairment of intangibles. “Cost/Other” also includes the currency and acquisition/divestiture-neutral net revenue variance, unrelated to volume/mix and price components, attributable to: fees for certain distribution rights billed to customers in certain markets in the SSEA, CIS & MEA Region.
•"Adjusted Operating Income Margin" is calculated as adjusted operating income, divided by net revenues.
•"Adjusted EBITDA" is defined as earnings before interest, taxes, depreciation, amortization and equity (income)/loss in unconsolidated subsidiaries, excluding restructuring costs, impairment of intangibles, and unusual items.
•"Net debt" is defined as total debt, less cash and cash equivalents.
•Growth rates presented on an organic basis reflect adjusted results, excluding currency, acquisitions and divestitures.
•Management reviews net revenues, gross profit, operating income, operating income margin, operating cash flow and earnings per share, or "EPS," on an adjusted basis, which may exclude the impact of currency and other items such as acquisitions, divestitures, restructuring costs, tax items and other special items. Additionally, starting in 2022 and on a comparative basis, for these measures other than net revenues and operating cash flow, PMI includes adjustments to add back amortization expense on acquisition related intangible assets that are recorded as part of purchase accounting and contribute to PMI’s revenue generation, as well as impairment of intangible assets, if any. While amortization expense on acquisition related intangible assets is excluded in these adjusted measures, the net revenues generated from these acquired intangible assets are included in the company's adjusted measures, unless otherwise stated. Currency-neutral and organic growth rates reflect the way management views underlying performance for these measures. PMI believes that such measures provide useful insight into underlying business trends and results. Management reviews these measures because they exclude changes in currency exchange rates and other factors that may distort underlying business trends, thereby improving the comparability of PMI’s business performance between reporting periods. Furthermore, PMI uses several of these measures in its management compensation program to promote internal fairness and a disciplined assessment of performance against company targets. PMI discloses these measures to enable investors to view the business through the eyes of management.
•When PMI provides its expectation for adjusted net revenues, adjusted operating income and margin, adjusted earnings per share and adjusted operating cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures, as described above, generally is not available without unreasonable effort due to potentially high variability, complexity, and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as restructuring costs, amortization and impairment of acquired intangibles and other special items, changes in currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.
•Non-GAAP measures used by PMI should neither be considered in isolation nor as a substitute for the financial measures prepared in accordance with U.S. GAAP. For a reconciliation of non-GAAP measures to the most directly comparable U.S. GAAP measures, see the "Select Financial Information and Reconciliations of Non-GAAP Financial Measures" section of this document.
•U.S. GAAP Treatment of a country as a Highly Inflationary Economy: following the categorization of a country by the International Practices Task Force of the Center for Audit Quality as having a three-year cumulative inflation rate greater than 100%, the country is considered highly inflationary in accordance with U.S. GAAP. For such countries, PMI accounts for the operations of its local affiliates as highly inflationary, and to treat the U.S. dollar as the functional currency of the affiliates. Such treatment was effective July 1, 2018, for Argentina, April 1, 2022, for Turkey, and October 1, 2024 for Egypt.
•"Fair value adjustment for equity security investments" reflects the adjustment resulting from share price movements in passive investments for publicly traded entities that are not controlled or influenced by PMI. Under U.S. GAAP, such adjustments are required to be reflected directly in the income statement. Adjustments reflect share price movements in PMI's investments in India and Sri Lanka.
•"Income tax impact associated with Swedish Match AB financing" reflects a deferred tax benefit (cost) for unrealized foreign currency losses (gains) on intercompany loans related to the Swedish Match acquisition financing reflected in PMI's consolidated statements of earnings. The underlying pre-tax foreign currency movements fully offset in the consolidated statements of earnings and were reflected as currency translation adjustments in PMI's consolidated statements of stockholders' (deficit) equity.
Smoke-Free
•Smoke-free business ("SFB”) is the term PMI uses to refer to all of its smoke-free products. SFB also includes wellness products, as well as consumer accessories, such as lighters and matches.
•Smoke-free products ("SFPs”) is the term PMI uses to refer to all of its products that provide nicotine without combusting tobacco, such as heat-not-burn, e-Vapor, and oral smokeless, and that therefore generate far lower levels of harmful chemicals. As such, these products have the potential to present less risk of harm versus continued smoking.
•Wellness products primarily refer to products associated with oral and intra-oral delivery systems.
•"Heated tobacco units" or "HTU" is the term PMI uses to refer to heated tobacco consumables, which include our BLENDS, DELIA, HEETS, HEETS Creations (defined collectively as "HEETS"), SENTIA, TEREA, TEREA CRAFTED, and TEREA Dimensions, as well as the KT&G-licensed brands, Fiit and Miix (outside of South Korea). HTU's also include zero tobacco heat-not-burn consumables (LEVIA).
•Unless otherwise stated, market share for HTUs is defined as the in-market sales volume for HTUs as a percentage of the total estimated industry sales volume for cigarettes and HTUs. For Japan, total estimated industry sales volume also includes cigarillos.
•"Adjusted market share for HTUs" is defined as the total in-market sales volume for PMI HTUs as a percentage of the total estimated sales volume for cigarettes and HTUs, excluding the impact of estimated distributor and wholesaler inventory movements.
•Unless otherwise stated, all references to IQOS are to PMI's IQOS devices and heated tobacco consumables.
•IQOS heat-not-burn devices are precisely controlled heating devices into which a specially designed and proprietary tobacco units are inserted and heated to generate an aerosol.

•"PMI heat-not-burn products" or "PMI HTUs" or "IQOS HTUs" include licensed KT&G heat-not-burn products.
•“Total PMI SFPs users” is defined as the sum of “Total IQOS users”, “Total oral smokeless users", “Total e-Vapor users” of PMI products and considering “Poly-users across PMI SFPs categories”.
•“Total IQOS users” is defined as the estimated number of Legal Age (minimum 18 years1) users of PMI heat-not-burn products, for which PMI HTUs represented at least a portion of their daily tobacco consumption over the past seven days.
The estimated number of adults who have "switched to IQOS and stopped smoking" reflects:
•for markets where there are no heat-not-burn products other than PMI heat-not-burn products: daily individual consumption of PMI HTUs represents the totality of their daily tobacco consumption in the past seven days;
•for markets where PMI heat-not-burn products are among other heat-not-burn products: daily individual consumption of HTUs represents the totality of their daily tobacco consumption in the past seven days, of which at least 70% is PMI HTUs.
•“Total PMI oral smokeless users” are defined as the estimated number of Legal Age (minimum 21 years in the U.S and minimum 18 years11outside the U.S) users of oral smokeless products who consumed at least one of PMI oral smokeless products (nicotine pouches in the U.S., and nicotine pouches or snus outside the U.S) over the past seven days.
•“Total PMI e-Vapor users” is defined as the estimated number of Legal Age (minimum 18 years1) users of e-Vapor products, who consumed at least one of PMI
e-Vapor products in the past seven days.
•“Poly-users across PMI SFPs categories” are defined as the estimated number of Legal Age (minimum 18 years1) users who used multiple PMI SFPs over the past seven days.
•The above SFPs user metrics reflect PMI estimates, which are based on PMI's proprietary Nicotine Containing Products Tracker (NCPT) in combination with SFP offtake volume trends. The NCPT methodology estimates rely on NCPT e-Vapor, oral smokeless (except the U.S.) and poly-usage data, which is calibrated using Total IQOS user data, leveraging our deep understanding of PMI’s heat-not-burn category and its size. Total PMI oral smokeless users in the U.S. are approximated through volume-based estimations, as NCPT data for the U.S. is not currently available.
Note: NCPT sample-based estimations use a 95% Confidence Interval. The accuracy and reliability of the estimates may vary based on sample size, market maturity and availability of information.
•"Oral smoke-free product volume" excludes snuff, snuff leaf and U.S. chew and is measured in cans or, for the purposes of total shipment volumes, in pouches or pouch equivalents.
•"Other Oral SFP volume" includes tobacco bits and chew bags.
•Oral smoke-free products conversion: (i) nicotine pouches (units): 15 pouches per can in the U.S. and approximately 20 pouches per can outside the U.S.; (ii) snus products: weighted average 21 pouches equivalent per can; (iii) moist snuff products: weighted average 17 pouches equivalent per can; (iv) tobacco bits products: weighted average 30 pouches equivalent per can; (v) chew bags products: weighted average 20 pouches per can.
•E-vapor products conversion: one milliliter of e-vapor liquid equivalent to 10 units.
11Minimum 18 years or older depending on market regulation

Select Financial Information and Reconciliations of Non-GAAP Financial Measures

		Schedule 1 (1 of 2)
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Diluted Earnings Per Share (EPS)
($ in millions, except per share data) / (Unaudited)

Quarters Ended	Diluted EPS	Years Ended
December 31,		December 31,
$ 1.37	2025 Diluted Earnings Per Share (1)	$ 7.26
$ (0.38)	2024 Diluted Earnings Per Share (1)	$ 4.52
$ 1.75	Change	$ 2.74
+100%	% Change	60.6%

	Reconciliation:
$ (0.38)	2024 Diluted Earnings Per Share (1)	$ 4.52
0.01	2024 Restructuring charges	0.10
0.11	2024 Amortization of intangibles	0.40
—	2024 Impairment of other intangibles	0.01
—	2024 Egypt sales tax charge	0.03
—	2024 Loss on sale of Vectura Group	0.13
1.49	2024 Impairment related to the RBH equity investment	1.49
0.05	2024 Megapolis localization tax impact	0.05
0.14	2024 Income tax impact associated with Swedish Match AB financing	0.14
0.13	2024 Fair value adjustment for equity security investments	(0.27)
—	2024 Tax Items	(0.03)
(0.01)	2025 Restructuring charges	(0.14)
—	2025 Impairment of goodwill	(0.03)
(0.13)	2025 Amortization of intangibles	(0.50)
(0.06)	2025 Loss on expected sale of consumer accessories and other businesses	(0.06)
0.01	2025 Income tax impact associated with Swedish Match AB financing	0.25
—	2025 Germany excise tax classification litigation charge	(0.10)
—	2025 RBH (Canada) Plan Implementation, including dividend income, net	0.10
—	2025 Impairment of Wellness business related equity investment	(0.09)
(0.14)	2025 Fair value adjustment for equity security investments	0.18
—	2025 Tax Items	0.11
0.01	Currency	0.04
0.05	Interest	0.09
(0.01)	Change in tax rate	(0.01)
0.10	Operations (2)	0.85
$ 1.37	2025 Diluted Earnings Per Share (1)	$ 7.26

			Schedule 1 (2 of 2)

(1) Basic and diluted EPS were calculated using the following (in millions):

Quarters Ended			Years Ended
December 31,			December 31,
2025	2024		2025	2024
$ 2,141	$ (579)	Net Earnings attributable to PMI	$ 11,348	$ 7,057
6	6	Less: Distributed and undistributed earnings attributable to share-based payment awards (3)	32	23
$ 2,135	$ (585)	Net Earnings for basic and diluted EPS	$ 11,316	$ 7,034

1,557	1,555	Weighted-average shares for basic EPS	1,556	1,554
1	2	Plus Contingently Issuable Performance Stock Units (3)	2	2
1,558	1,557	Weighted-average shares for diluted EPS	1,558	1,556

(2) Includes the impact of shares outstanding and share-based payments
(3) Including rounding adjustment
Note: EPS is computed independently for each of the periods presented. Accordingly, the sum of the quarterly EPS amounts may not agree to the total for the year

						Schedule 2
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency, and Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS, excluding Currency
(Unaudited)

Quarters Ended December 31,				Years Ended December 31,
2025	2024	% Change		2025	2024	% Change
$ 1.37	$ (0.38)	+100%	Reported Diluted EPS	$ 7.26	$ 4.52	60.6%
0.01			Less: Currency	0.04
$ 1.36	$ (0.38)	+100%	Reported Diluted EPS, excluding Currency	$ 7.22	$ 4.52	59.7%

Quarters Ended December 31,				Years Ended December 31,
2025	2024	% Change		2025	2024	% Change
$ 1.37	$ (0.38)	+100%	Reported Diluted EPS	$ 7.26	$ 4.52	60.6%
0.01	0.01		Restructuring charges	0.14	0.10
—	—		Egypt sales tax charge	—	0.03
—	—		Loss on sale of Vectura Group	—	0.13
—	—		Impairment of goodwill and other intangibles	0.03	0.01
0.13	0.11		Amortization of intangibles	0.50	0.40
—	1.49		Impairment related to the RBH equity investment	—	1.49
—	0.05		Megapolis localization tax impact	—	0.05
(0.01)	0.14		Income tax impact associated with Swedish Match AB financing	(0.25)	0.14
0.06	—		Loss on expected sale of consumer accessories and other businesses	0.06	—
—	—		Germany excise tax classification litigation charge	0.10	—
—	—		RBH (Canada) Plan Implementation, including dividend income, net	(0.10)	—
—	—		Impairment of Wellness business related equity investment	0.09	—
0.14	0.13		Fair value adjustment for equity security investments	(0.18)	(0.27)
—	—		Tax items	(0.11)	(0.03)
$ 1.70	$ 1.55	9.7%	Adjusted Diluted EPS	$ 7.54	$ 6.57	14.8%
0.01			Less: Currency	0.04
$ 1.69	$ 1.55	9.0%	Adjusted Diluted EPS, excluding Currency	$ 7.50	$ 6.57	14.2%

Note: EPS is computed independently for each of the periods presented. Accordingly, the sum of the quarterly EPS amounts may not agree to the total for the year

								Schedule 3

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Net Revenues by Product Category and Adjustments of Net Revenues for the Impact of Currency and Acquisitions / Divestitures
($ in millions) / (Unaudited)

Net Revenues	Currency	Net Revenues excluding Currency	Acquisitions / Divestitures	Net Revenues excl. Currency & Acquisitions / Divestitures	Quarters Ended December 31,	Net Revenues	Total	Excluding Currency	Excluding Currency & Acquisitions / Divestitures

2025					Combustible Tobacco	2024	% Change
$ 2,271	$ 138	$ 2,132	$ —	$ 2,132	Europe	$ 2,132	6.5%	—%	—%
2,563	8	2,555	—	2,555	SSEA, CIS & MEA	2,458	4.3%	3.9%	3.9%
563	(1)	564	—	564	EA, AU & PMI GTR	627	(10.2)%	(10.0)%	(10.0)%
611	24	588	—	588	Americas	602	1.6%	(2.3)%	(2.3)%
$ 6,008	$ 169	$ 5,839	$ —	$ 5,839	Total Combustible Tobacco	$ 5,819	3.2%	0.3%	0.3%

2025					Smoke-Free	2024	% Change
$ 2,327	$ 149	$ 2,179	$ (44)	$ 2,222	Europe	$ 2,011	15.8%	8.3%	10.5%
72	4	68	(44)	112	of which, Wellness	87	(17.2)%	(21.9)%	28.4%
546	48	498	—	498	SSEA, CIS & MEA	410	33.2%	21.6%	21.6%
862	(22)	884	—	884	EA, AU & PMI GTR	807	6.8%	9.5%	9.5%
619	1	617	—	617	Americas	659	(6.2)%	(6.4)%	(6.4)%
$ 4,354	$ 176	$ 4,178	$ (44)	$ 4,222	Total Smoke-Free	$ 3,887	12.0%	7.5%	8.6%

2025					PMI	2024	% Change
$ 4,598	$ 287	$ 4,311	$ (44)	$ 4,355	Europe	$ 4,143	11.0%	4.1%	5.1%
3,109	56	3,053	—	3,053	SSEA, CIS & MEA	2,868	8.4%	6.5%	6.5%
1,425	(23)	1,448	—	1,448	EA, AU & PMI GTR	1,434	(0.6)%	1.0%	1.0%
1,230	25	1,205	—	1,205	Americas	1,261	(2.5)%	(4.4)%	(4.4)%
$ 10,362	$ 345	$ 10,017	$ (44)	$ 10,061	Total PMI	$ 9,706	6.8%	3.2%	3.7%

Note: Sum of product categories or Regions might not foot to Total PMI due to roundings. "-" indicates amounts between -$0.5 million and +$0.5 million

								Schedule 4
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Net Revenues by Product Category and Adjustments of Net Revenues for the Impact of Currency and Acquisitions / Divestitures
($ in millions) / (Unaudited)

Net Revenues	Currency	Net Revenues excluding Currency	Acquisitions / Divestitures	Net Revenues excl. Currency & Acquisitions / Divestitures	Years Ended December 31,	Net Revenues	Total	Excluding Currency	Excluding Currency & Acquisitions / Divestitures

2025					Combustible Tobacco	2024	% Change
$ 8,984	$ 268	$ 8,715	$ —	$ 8,715	Europe	$ 8,599	4.5%	1.4%	1.4%
10,233	(19)	10,252	—	10,252	SSEA, CIS & MEA	9,848	3.9%	4.1%	4.1%
2,415	(6)	2,421	—	2,421	EA, AU & PMI GTR	2,516	(4.0)%	(3.8)%	(3.8)%
2,163	(74)	2,237	—	2,237	Americas	2,255	(4.1)%	(0.8)%	(0.8)%
$ 23,794	$ 169	$ 23,625	$ —	$ 23,625	Total Combustible Tobacco	$ 23,218	2.5%	1.8%	1.8%

2025					Smoke-Free	2024	% Change
$ 8,127	$ 260	$ 7,868	$ (170)	$ 8,038	Europe	$ 7,091	14.6%	11.0%	13.4%
238	7	231	(170)	401	of which, Wellness	333	(28.5)%	(30.5)%	20.6%
1,818	83	1,735	—	1,735	SSEA, CIS & MEA	1,413	28.7%	22.8%	22.8%
4,217	(47)	4,264	—	4,264	EA, AU & PMI GTR	3,877	8.8%	10.0%	10.0%
2,691	(4)	2,695	—	2,695	Americas	2,279	18.1%	18.2%	18.2%
$ 16,854	$ 292	$ 16,562	$ (170)	$ 16,732	Total Smoke-Free	$ 14,660	15.0%	13.0%	14.1%

2025					PMI	2024	% Change
$ 17,111	$ 528	$ 16,583	$ (170)	$ 16,753	Europe	$ 15,690	9.1%	5.7%	6.8%
12,051	64	11,987	—	11,987	SSEA, CIS & MEA	11,261	7.0%	6.4%	6.4%
6,632	(53)	6,685	—	6,685	EA, AU & PMI GTR	6,393	3.7%	4.6%	4.6%
4,854	(78)	4,932	—	4,932	Americas	4,534	7.1%	8.8%	8.8%
$ 40,648	$ 461	$ 40,187	$ (170)	$ 40,357	Total PMI	$ 37,878	7.3%	6.1%	6.5%

Note: Sum of product categories or Regions might not foot to Total PMI due to roundings. "-" indicates amounts between -$0.5 million and +$0.5 million

												Schedule 5
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Gross Profit by Product Category to Adjusted Gross Profit, excluding Currency and Acquisitions / Divestitures
($ in millions) / (Unaudited)

Gross Profit	Special Items (1)	Adjusted Gross Profit	Currency	Adjusted Gross Profit excluding Currency	Acqui-sitions / Divestitures	Adjusted Gross Profit excl. Currency & Acquisitions / Divestitures	Quarters Ended December 31,	Gross Profit	Special Items (1)	Adjusted Gross Profit	Total	Excluding Currency	Excluding Currency & Acquisitions / Divestitures

2025								2024			% Change
$ 3,857	$ —	$ 3,857	$ 98	$ 3,759	$ —	$ 3,759	Combustible Tobacco	$ 3,657	$ —	$ 3,657	5.5%	2.8%	2.8%

2025								2024			% Change
$ 2,946	$ (6)	$ 2,952	$ 118	$ 2,834	$ (17)	$ 2,850	Smoke-Free	$ 2,626	$ (5)	$ 2,631	12.2%	7.7%	8.3%

2025								2024			% Change
$ 6,802	$ (6)	$ 6,808	$ 214	$ 6,594	$ (17)	$ 6,611	Total PMI	$ 6,283	$ (5)	$ 6,288	8.3%	4.9%	5.1%

(1) 2025 fourth-quarter reflects amortization of intangibles in Smoke-free, all amounts are related to cost of goods sold. 2024 fourth-quarter reflects amortization of intangibles in Smoke-free, all amounts are related to cost of goods sold.
Note: Sum of product categories and special items might not foot due to roundings.

												Schedule 6
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Gross Profit by Product Category to Adjusted Gross Profit, excluding Currency and Acquisitions / Divestitures
($ in millions) / (Unaudited)

Gross Profit	Special Items (1)	Adjusted Gross Profit	Currency	Adjusted Gross Profit excluding Currency	Acqui-sitions / Divestitures	Adjusted Gross Profit excl. Currency & Acquisitions / Divestitures	Years Ended December 31,	Gross Profit	Special Items (1)	Adjusted Gross Profit	Total	Excluding Currency	Excluding Currency & Acquisitions / Divestitures

2025								2024			% Change
$ 15,594	$ —	$ 15,594	$ 80	$ 15,514	$ 31	$ 15,483	Combustible Tobacco	$ 14,830	$ —	$ 14,830	5.2%	4.6%	4.4%

2025								2024			% Change
$ 11,688	$ (22)	$ 11,710	$ 187	$ 11,523	$ (76)	$ 11,599	Smoke-Free	$ 9,719	$ (51)	$ 9,770	19.9%	17.9%	18.7%

2025								2024			% Change
$ 27,282	$ (22)	$ 27,304	$ 267	$ 27,037	$ (45)	$ 27,082	Total PMI	$ 24,549	$ (51)	$ 24,600	11.0%	9.9%	10.1%

(1) 2025 full-year reflects amortization of intangibles in Smoke-free, all amounts are related to cost of goods sold. 2024 full-year reflects amortization of intangibles in Smoke-free, all amounts are related to cost of goods sold.
Note: Sum of product categories and special items might not foot due to roundings.

								Schedule 7

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments of Operating Income for the Impact of Currency and Acquisitions / Divestitures
($ in millions) / (Unaudited)

Operating Income	Currency	Operating Income excluding Currency	Acqui-sitions / Divestitures	Operating Income excluding Currency & Acquisitions / Divestitures		Operating Income	Total	Excluding Currency	Excluding Currency & Acquisitions / Divestitures

2025					Quarters Ended December 31,	2024	% Change
$ 1,910	$ 153	$ 1,757	$ 3	$ 1,754	Europe	$ 1,750	9.1%	0.4%	0.2%
941	(71)	1,012	—	1,012	SSEA, CIS & MEA	806	16.7%	25.6%	25.6%
514	(57)	571	—	571	EA, AU & PMI GTR	574	(10.5)%	(0.5)%	(0.5)%
8	15	(7)	—	(7)	Americas	129	(93.8)%	-(100)%	-(100)%
$ 3,373	$ 40	$ 3,333	$ 3	$ 3,330	Total PMI	$ 3,259	3.5%	2.3%	2.2%

2025					Years Ended December 31,	2024	% Change
$ 7,165	$ 340	$ 6,825	$ 56	$ 6,769	Europe	$ 6,547	9.4%	4.2%	3.4%
4,096	(60)	4,156	31	4,125	SSEA, CIS & MEA	3,429	19.5%	21.2%	20.3%
3,126	(88)	3,214	—	3,214	EA, AU & PMI GTR	2,878	8.6%	11.7%	11.7%
505	(38)	543	—	543	Americas	548	(7.8)%	(0.9)%	(0.9)%
$ 14,892	$ 154	$ 14,738	$ 87	$ 14,651	Total PMI	$ 13,402	11.1%	10.0%	9.3%

												Schedule 8

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Income to Adjusted Operating Income, excluding Currency and Acquisitions / Divestitures
($ in millions) / (Unaudited)

Operating Income	Special Items (1)	Adjusted Operating Income	Currency	Adjusted Operating Income excluding Currency	Acqui-sitions / Divestitures	Adjusted Operating Income excluding Currency & Acquisitions / Divestitures		Operating Income	Special Items (1)	Adjusted Operating Income	Total	Excluding Currency	Excluding Currency & Acquisitions / Divestitures

2025							Quarters Ended December 31,	2024			% Change
$ 1,910	$ (146)	$ 2,056	$ 153	$ 1,903	$ 3	$ 1,900	Europe	$ 1,750	$ (45)	$ 1,795	14.5%	6.0%	5.8%
941	(4)	944	(71)	1,015	—	1,015	SSEA, CIS & MEA	806	(4)	810	16.5%	25.3%	25.3%
514	(1)	515	(57)	572	—	572	EA, AU & PMI GTR	574	(1)	575	(10.4)%	(0.5)%	(0.5)%
8	(198)	207	15	192	—	192	Americas	129	(210)	339	(38.9)%	(43.4)%	(43.4)%
$ 3,373	$ (349)	$ 3,722	$ 40	$ 3,682	$ 3	$ 3,679	Total PMI	$ 3,259	$ (260)	$ 3,519	5.8%	4.6%	4.5%

2025							Years Ended December 31,	2024			% Change
$ 7,165	$ (745)	$ 7,909	$ 340	$ 7,569	$—	$ 7,569	Europe	$ 6,547	$ (432)	$ 6,979	13.3%	8.5%	8.5%
4,096	(15)	4,111	(60)	4,171	31	4,140	SSEA, CIS & MEA	3,429	(63)	3,492	17.7%	19.4%	18.6%
3,126	(3)	3,129	(88)	3,217	—	3,217	EA, AU & PMI GTR	2,878	(3)	2,881	8.6%	11.7%	11.7%
505	(774)	1,279	(38)	1,317	—	1,317	Americas	548	(788)	1,336	(4.3)%	(1.4)%	(1.4)%
$ 14,892	$ (1,536)	$ 16,428	$ 154	$ 16,274	$ 31	$ 16,243	Total PMI	$ 13,402	$ (1,286)	$ 14,688	11.8%	10.8%	10.6%

(1) See Schedule 9 and Schedule 10 for Special Items details
Note: Sum of special items might not foot due to roundings. "-" indicates amounts between -$0.5 million and +$0.5 million

									Schedule 9 (1 of 2)
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Operating Income to Adjusted Operating Income
($ in millions) / (Unaudited)

	Quarters Ended December 31,		Change Fav./(Unfav.)		Variance Fav./(Unfav.)
PMI	2025	2024	Total	Excl. Curr. & Acquisitions / Divestitures	Total	Currency	Acquisitions / Divestitures	Price	Vol/Mix	Cost/Other
Reported Operating Income	$ 3,373	$ 3,259	3.5%	2.2%	$ 114	$ 40	$ 3	$ 285	$ 75	$ (289)
Restructuring charges	2	(12)	+100%	+100%	14	—	—	—	—	14
Loss on sale of Vectura Group	—	(1)	100.0%	100.0%	1	—	—	—	—	1
Amortization of intangibles	(257)	(247)	(4.0)%	(4.0)%	(10)	—	—	—	—	(10)
Loss on expected sale of consumer accessories and other businesses	(94)	—	—%	—%	(94)	—	—	—	—	(94)
Adjusted Operating Income	$ 3,722	$ 3,519	5.8%	4.5%	$ 203	$ 40	$ 3	$ 285	$ 75	$ (200)

Europe
Reported Operating Income	$ 1,910	$ 1,750	9.1%	0.2%	$ 160	$ 153	$ 3	$ 158	$ 30	$ (184)
Restructuring charges	1	—	—%	—%	1	—	—	—	—	1
Amortization of intangibles	(54)	(44)	(22.4)%	(22.4)%	(10)	—	—	—	—	(10)
Loss on sale of Vectura Group	—	(1)	100.0%	100.0%	1	—	—	—	—	1
Loss on expected sale of consumer accessories and other businesses	(94)	—	—%	—%	(94)	—	—	—	—	(94)
Adjusted Operating Income	$ 2,056	$ 1,795	14.5%	5.8%	$ 261	$ 153	$ 3	$ 158	$ 30	$ (83)

SSEA, CIS & MEA
Reported Operating Income	$ 941	$ 806	16.7%	25.6%	$ 135	$ (71)	$ —	$ 240	$ 26	$ (60)
Amortization of intangibles	(4)	(4)	16.4%	16.4%	1	—	—	—	—	1
Adjusted Operating Income	$ 944	$ 810	16.5%	25.3%	$ 134	$ (71)	$ —	$ 240	$ 26	$ (61)

									Schedule 9 (2 of 2)
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Operating Income to Adjusted Operating Income
($ in millions) / (Unaudited)

	Quarters Ended December 31,		Change Fav./(Unfav.)		Variance Fav./(Unfav.)
EA, AU & PMI GTR	2025	2024	Total	Excl. Curr. & Acquisitions / Divestitures	Total	Currency	Acquisitions / Divestitures	Price	Vol/Mix	Cost/Other
Reported Operating Income	$ 514	$ 574	(10.5)%	(0.5)%	$ (60)	$ (57)	$ —	$ 13	$ (46)	$ 30
Amortization of intangibles	(1)	(1)	(0.1)%	(0.1)%	—	—	—	—	—	—
Adjusted Operating Income	$ 515	$ 575	(10.4)%	(0.5)%	$ (60)	$ (57)	$ —	$ 13	$ (46)	$ 30

Americas
Reported Operating Income	$ 8	$ 129	(93.8)%	-(100)%	$ (121)	$ 15	$ —	$ (126)	$ 65	$ (75)
Restructuring charges	—	(12)	100.0%	100.0%	12	—	—	—	—	12
Amortization of intangibles	(198)	(198)	(0.1)%	(0.1)%	—	—	—	—	—	—
Adjusted Operating Income	$ 207	$ 339	(38.9)%	(43.4)%	$ (132)	$ 15	$ —	$ (126)	$ 65	$ (87)

Note: Sum of special items might not foot due to roundings. Special items between -$0.5 million and +$0.5 million are not displayed by segment.

									Schedule 10 (1 of 2)
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Operating Income to Adjusted Operating Income
($ in millions) / (Unaudited)

	Years Ended December 31,		Change Fav./(Unfav.)		Variance Fav./(Unfav.)
PMI	2025	2024	Total	Excl. Curr. & Acquisitions / Divestitures	Total	Currency	Acquisitions / Divestitures	Price	Vol/Mix	Cost/Other
Reported Operating Income	$ 14,892	$ 13,402	11.1%	9.3%	$ 1,490	$ 154	$ 87	$ 1,536	$ 1,084	$ (1,371)
Restructuring charges	(241)	(180)	(33.9)%	(33.9)%	(61)	—	—	—	—	(61)
Impairment of goodwill and other intangibles	(41)	(27)	(51.9)%	-(100)%	(14)	—	26	—	—	(40)
Egypt sales tax charge	—	(45)	100.0%	100.0%	45	—	—	—	—	45
Loss on sale of Vectura Group	—	(199)	100.0%	100.0%	199	—	—	—	—	199
Loss on expected sale of consumer accessories and other businesses	(94)	—	—%	—%	(94)	—	—	—	—	(94)
Germany excise tax classification litigation charge	(176)	—	—%	—%	(176)	—	—	—	—	(176)
RBH (Canada) Plan Implementation	19	—	—%	—%	19	—	—	—	—	19
Amortization of intangibles	(1,003)	(835)	(20.1)%	(23.7)%	(168)	—	30	—	—	(198)
Adjusted Operating Income	$ 16,428	$ 14,688	11.8%	10.6%	$ 1,740	$ 154	$ 31	$ 1,536	$ 1,084	$ (1,065)

Europe
Reported Operating Income	$ 7,165	$ 6,547	9.4%	3.4%	$ 618	$ 340	$ 56	$ 805	$ 127	$ (710)
Restructuring charges	(241)	—	—%	—%	(241)	—	—	—	—	(241)
Impairment of goodwill and other intangibles	(41)	(27)	(53.2)%	-(100)%	(14)	—	27	—	—	(41)
Amortization of intangibles	(192)	(206)	6.9%	(7.6)%	14	—	30	—	—	(16)
Germany excise tax classification litigation charge	(176)	—	—%	—%	(176)	—	—	—	—	(176)
Loss on sale of Vectura Group	—	(199)	100.0%	100.0%	199	—	—	—	—	199
Loss on expected sale of consumer accessories and other businesses	(94)	—	—%	—%	(94)	—	—	—	—	(94)
Adjusted Operating Income	$ 7,909	$ 6,979	13.3%	8.5%	$ 930	$ 340	$ —	$ 805	$ 127	$ (340)

SSEA, CIS & MEA
Reported Operating Income	$ 4,096	$ 3,429	19.5%	20.3%	$ 667	$ (60)	$ 31	$ 836	$ 186	$ (326)
Amortization of intangibles	(15)	(18)	14.6%	14.6%	3	—	—	—	—	3
Egypt sales tax charge	—	(45)	100.0%	100.0%	45	—	—	—	—	45
Adjusted Operating Income	$ 4,111	$ 3,492	17.7%	18.6%	$ 619	$ (60)	$ 31	$ 836	$ 186	$ (374)

									Schedule 10 (2 of 2)
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Operating Income to Adjusted Operating Income
($ in millions) / (Unaudited)

	Years Ended December 31,		Change Fav./(Unfav.)		Variance Fav./(Unfav.)
EA, AU & PMI GTR	2025	2024	Total	Excl. Curr. & Acquisitions / Divestitures	Total	Currency	Acquisitions / Divestitures	Price	Vol/Mix	Cost/Other
Reported Operating Income	$ 3,126	$ 2,878	8.6%	11.7%	$ 248	$ (88)	$ —	$ 81	$ 224	$ 31
Amortization of intangibles	(3)	(3)	0.2%	0.2%	—	—	—	—	—	—
Adjusted Operating Income	$ 3,129	$ 2,881	8.6%	11.7%	$ 248	$ (88)	$ —	$ 81	$ 224	$ 31

Americas
Reported Operating Income	$ 505	$ 548	(7.8)%	(0.9)%	$ (43)	$ (38)	$ —	$ (186)	$ 547	$ (366)
Restructuring charges	—	(180)	100.0%	100.0%	180	—	—	—	—	180
Amortization of intangibles	(792)	(608)	(30.3)%	(30.3)%	(184)	—	—	—	—	(184)
RBH (Canada) Plan Implementation	19	—	—%	—%	19	—	—	—	—	19
Adjusted Operating Income	$ 1,279	$ 1,336	(4.3)%	(1.4)%	$ (57)	$ (38)	$ —	$ (186)	$ 547	$ (380)

Note: Sum of special items might not foot due to roundings. Special items between -$0.5 million and +$0.5 million are not displayed by segment.

														Schedule 11

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Adjusted Operating Income Margin, excluding Currency and Acquisitions / Divestitures
($ in millions) / (Unaudited)

Adjusted Operating Income (1)	Net Revenues (2)	Adjusted Operating Income Margin	Adjusted Operating Income excluding Currency (1)	Net Revenues excluding Currency (2)	Adjusted Operating Income Margin excluding Currency	Adjusted Operating Income excluding Currency & Acqui-sitions / Divestitures (1)	Net Revenues excluding Currency & Acqui-sitions / Divestitures (2)	Adjusted Operating Income Margin excluding Currency & Acqui-sitions / Divestitures		Adjusted Operating Income (1)	Net Revenues (2)	Adjusted Operating Income Margin	Adjusted Operating Income Margin	Adjusted Operating Income Margin excluding Currency	Adjusted Operating Income Margin excluding Currency & Acqui-sitions / Divestitures

2025									Quarters Ended December 31,	2024			% Points Change
$ 2,056	$ 4,598	44.7%	$ 1,903	$ 4,311	44.1%	$ 1,900	$ 4,355	43.6%	Europe	$ 1,795	$ 4,143	43.3%	1.4	0.8	0.3
944	3,109	30.4%	1,015	3,053	33.2%	1,015	3,053	33.2%	SSEA, CIS & MEA	810	2,868	28.2%	2.2	5.0	5.0
515	1,425	36.1%	572	1,448	39.5%	572	1,448	39.5%	EA, AU & PMI GTR	575	1,434	40.1%	(4.0)	(0.6)	(0.6)
207	1,230	16.8%	192	1,205	15.9%	192	1,205	15.9%	Americas	339	1,261	26.9%	(10.1)	(11.0)	(11.0)
$ 3,722	$ 10,362	35.9%	$ 3,682	$ 10,017	36.8%	$ 3,679	$ 10,061	36.6%	Total PMI	$ 3,519	$ 9,706	36.3%	(0.4)	0.5	0.3

2025									Years Ended December 31,	2024			% Points Change
$ 7,909	$ 17,111	46.2%	$ 7,569	$ 16,583	45.6%	$ 7,569	$ 16,753	45.2%	Europe	$ 6,979	$ 15,690	44.5%	1.7	1.1	0.7
4,111	12,051	34.1%	4,171	11,987	34.8%	4,140	11,987	34.5%	SSEA, CIS & MEA	3,492	11,261	31.0%	3.1	3.8	3.5
3,129	6,632	47.2%	3,217	6,685	48.1%	3,217	6,685	48.1%	EA, AU & PMI GTR	2,881	6,393	45.1%	2.1	3.0	3.0
1,279	4,854	26.3%	1,317	4,932	26.7%	1,317	4,932	26.7%	Americas	1,336	4,534	29.5%	(3.2)	(2.8)	(2.8)
$ 16,428	$ 40,648	40.4%	$ 16,274	$ 40,187	40.5%	$ 16,243	$ 40,357	40.2%	Total PMI	$ 14,688	$ 37,878	38.8%	1.6	1.7	1.4

(1) For the calculation of Adjusted Operating Income and Adjusted Operating Income excluding currency and acquisitions refer to Schedule 8
(2) For the calculation of Net Revenues excluding currency and acquisitions refer to Schedule 3 and 4

						Schedule 12
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Condensed Statements of Earnings
($ in millions, except per share data) / (Unaudited)

Quarters Ended December 31,				Years Ended December 31,
2025	2024	Change Fav./(Unfav.)		2025	2024	Change Fav./(Unfav.)
$ 10,362	$ 9,706	6.8%	Net Revenues	$ 40,648	$ 37,878	7.3%
3,560	3,423	(4.0)%	Cost of sales	13,366	13,329	(0.3)%
6,802	6,283	8.3%	Gross profit	27,282	24,549	11.1%
3,429	3,024	(13.4)%	Marketing, administration and research costs	12,349	11,147	(10.8)%
—	—	—%	Impairment of goodwill	41	—	—%
3,373	3,259	3.5%	Operating Income	14,892	13,402	11.1%
218	326	33.1%	Interest expense, net	966	1,143	15.5%
9	16	43.8%	Pension and other employee benefit costs	46	60	23.3%
3,146	2,917	7.9%	Earnings before income taxes	13,880	12,199	13.8%
675	872	22.6%	Provision for income taxes	2,737	3,017	9.3%
—	2,316	100.0%	Impairment related to the RBH equity investment	—	2,316	100.0%
221	215	(2.8)%	Equity investments and securities (income)/loss, net	(705)	(637)	10.7%
2,250	(486)	+100%	Net Earnings	11,848	7,503	57.9%
109	93	(17.2)%	Net Earnings attributable to noncontrolling interests	500	446	(12.1)%
$ 2,141	$ (579)	+100%	Net Earnings attributable to PMI	$ 11,348	$ 7,057	60.8%
			Per share data: (1)
$ 1.37	$ (0.38)	+100%	Basic Earnings Per Share	$ 7.27	$ 4.53	60.5%
$ 1.37	$ (0.38)	+100%	Diluted Earnings Per Share	$ 7.26	$ 4.52	60.6%

(1) Net Earnings and weighted-average shares used in the basic and diluted Earnings Per Share computations for the quarters and full-year ended December 31, 2025 and 2024 are shown on Schedule 1, Footnote 1

		Schedule 13
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Condensed Balance Sheets
($ in millions) / (Unaudited)

	December 31,	December 31,
	2025	2024
Assets
Cash and cash equivalents	$4,872	$4,216
All other current assets	19,491	15,954
Property, plant and equipment, net	8,397	7,310
Goodwill	17,264	16,600
Other intangible assets, net	10,884	11,327
Equity investments	2,891	2,654
Other assets	5,386	3,723
Total assets	$69,185	$61,784

Liabilities and Stockholders' (Deficit) Equity
Short-term borrowings	$168	$137
Current portion of long-term debt	3,533	3,392
All other current liabilities	21,726	19,386
Long-term debt	45,134	42,166
Deferred income taxes	2,065	2,517
Other long-term liabilities	4,587	4,056
Total liabilities	77,213	71,654

Total PMI stockholders' deficit	(9,994)	(11,750)
Noncontrolling interests	1,966	1,880
Total stockholders' (deficit) equity	(8,028)	(9,870)
Total liabilities and stockholders' (deficit) equity	$69,185	$61,784

		Schedule 14
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Calculation of Total Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA Ratios
($ in millions, except ratios) / (Unaudited)

	Year Ended December 31, 2025	Year Ended December 31, 2024

Net Earnings	$11,848	$7,503
Equity investments and securities (income)/loss, net	(705)	(637)
Provision for income taxes	2,737	3,017
Interest expense, net	966	1,143
Impairment related to the RBH equity investment	—	2,316
Depreciation, amortization and impairment of goodwill and other intangibles	2,037	1,814
Restructuring charges and Others (1)	492	424
Adjusted EBITDA	$ 17,375	$15,580

	December 31,	December 31,
	2025	2024
Short-term borrowings	$168	$137
Current portion of long-term debt	3,533	3,392
Long-term debt	45,134	42,166
Total Debt	$48,835	$45,695
Cash and cash equivalents	4,872	4,216
Net Debt	$43,963	$41,479

Ratios:
Total Debt to Adjusted EBITDA	2.81	2.93
Net Debt to Adjusted EBITDA	2.53	2.66
(1) For the year ended December 31 2025 "Others" includes Germany excise tax classification litigation charge ($176 million), loss on expected sale of consumer accessories and other businesses ($94 million), partially offset by RBH (Canada) Plan Implementation ($19 million). For the year ended December 31 2024 "Others" includes loss on sale of Vectura Group ($199 million) and Egypt sales tax charge ($45 million).

						Schedule 15
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Cash Flow to Operating Cash Flow, excluding Currency
($ in millions) / (Unaudited)

Quarters Ended December 31,				Years Ended December 31,
2025	2024	% Change		2025	2024	% Change
$ 4,709	$ 4,002	17.7%	Net cash provided by operating activities (1)	$ 12,233	$ 12,217	0.1%
154			Less: Currency	485
$ 4,555	$ 4,002	13.8%	Net cash provided by operating activities, excluding currency	$ 11,748	$ 12,217	(3.8)%

(1) Operating cash flow